Exhibit 99.1

Molecular Insight Receives 30-Day Extension

of Waiver Agreement with Bond holders

Cambridge, MA, April 16, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, today announced that the Company has received a 30-day extension of its waiver agreement with its Bond holders, allowing restructuring discussions to continue.

On March 15, 2010, Molecular Insight executed a waiver agreement with holders of the Company’s outstanding Senior Secured Bonds and the Bond Indenture trustee and announced ongoing discussions with the holders of its Bonds concerning a restructuring of its outstanding debt. Under the terms of the waiver agreement, the Bond holders and Bond Indenture trustee agreed to waive a default arising from the inclusion of a going concern paragraph in the independent auditor’s report on the Company’s financial statements for the year ended December 31, 2009 and other technical defaults under the Bond Indenture until 12:01 AM Eastern Standard Time on April 16, 2010. The term of the waiver is now extended until 12:01 AM Eastern Standard Time on May 18, 2010.

The waiver continues to be subject to a number of terms and conditions relating to the provision of certain information to the Bond holders, among other conditions and matters. In the event that the waiver expires or terminates prior to the successful conclusion of the Company’s negotiations with its Bond holders regarding the restructuring of its outstanding debt, then the Company will be in default of its obligations under the Indenture and the Bond holders may choose to accelerate the debt obligations under the Indenture and demand immediate repayment in full and seek to foreclose on the collateral supporting such obligations. If the Company’s debt obligations are accelerated or are not restructured on acceptable terms, it is likely the Company will be unable to repay such obligations and may seek protection under the U.S. Bankruptcy Code or similar relief.

“We are pleased to receive this waiver extension and by the constructive tenor of our discussions so far with our Bond holders regarding a restructuring of our debt,” said Daniel L. Peters, President and CEO, of Molecular Insight. “Although we are encouraged by our Bond holder interactions so far, there can be no guarantees that our discussions will be successfully concluded. We continue to remain optimistic regarding the possibility of reaching an agreement with our Bond holders that would avoid an acceleration of our debt obligations under the Bond Indenture and better position us for future growth through a restructuring of these obligations.”

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our negotiations with our Bond holders and the consequences of the failure to reach agreement with the Bond holders in regard to avoiding acceleration of the debt obligations under the Bond Indenture and restructuring such debt on acceptable terms, our ability to meet our obligations under the Bond Indenture, our potential insolvency and other consequences caused by a default under the Bond Indenture. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, risks and uncertainties related to the progress, timing, and results of our negotiations with the Bond holders regarding the debt restructuring, and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Contact: Investors Chuck Abdalian Chief Financial Officer (617) 871-6618 cabdalian@molecularinsight.com
Media Martin A. Reynolds Manager Corporate Communications (617) 871-6734 mreynolds@molecularinsight.com	Susan Pietropaolo BCC Partners (201) 923-2049 spietropaolo@bccpartners.com